                         [FOX CHASE BANCORP, INC. LOGO]


                                  NEWS RELEASE
                                  ------------

FOR IMMEDIATE RELEASE

DATE:       October 30, 2008
CONTACT:    Roger Deacon
            Chief Financial Officer
PHONE:      (215) 682-4116

                  FOX CHASE BANCORP ANNOUNCES IMPROVED EARNINGS
                             FOR 2008 THIRD QUARTER

HATBORO, PA, OCTOBER 30, 2008 - Fox Chase Bancorp, Inc. (the "Company") (NASDAQ
GM: FXCB), the holding company for Fox Chase Bank (the "Bank"), today announced net income of $659,000 and $1.3 million for the three and nine months ended September 30, 2008, respectively, compared to net income of $455,000 and $1.6 million for the three and nine months ended September 30, 2007, respectively.

Net income for the nine months ended September 30, 2008 included expense of $297,000 (after tax $196,000) associated with final distributions from the Company's terminated pension plan. Net income for the nine months ended September 30, 2007 included a gain of $874,000 (after tax $577,000) related to the sale of the Bank's former operations center.

Highlights for the three and nine month periods included:

     - Loans totaled $572.8 million at September 30, 2008, representing a $150.4 million, or 35.6%, increase from September 30, 2007 and a $125.8 million, or 28.1%, increase from December 31, 2007;

     + Net interest income increased $910,000, or 18.5%, to $5.8 million for the three months ended September 30, 2008, compared to $4.9 million for the three months ended September 30, 2007 and increased $2.1 million, or 15.4%, to $15.9 million for the nine months ended September 30, 2008 from $13.8 million for the same period in 2007.

     + Increased provision for loan losses to $500,000 and $900,000 for the three and nine months ended September 30, 2008, respectively, compared to $125,000 and $200,000, respectively, for the same period in 2007. The allowance for loan losses represents 228% of nonperforming loans at September 30, 2008.

     + The Company had no investments considered to be other than temporarily impaired in its investment portfolio at September 30, 2008. As previously announced, the Company does not own any shares of Fannie Mae or Freddie Mac stock, nor does it own any Trust Preferred Securities (See Selected Consolidated Financial and Other Data of the Company for details on the Company's investment portfolio).

"Despite the difficult environment for financial institutions, our third quarter performance was solid," said Thomas M. Petro, President and Chief Executive Officer. "During the last two months, we have seen significant deterioration in economic and financial conditions. While many financial institutions are seeking to strengthen their balance sheets, our strong capital position affords us the ability to focus on our customers. During the latest quarter we experienced solid loan growth and a significant improvement in our net interest margin while continuing to manage our operating expenses."

"In light of the recessionary outlook and continued market challenges, we increased our provision for loan losses in the third quarter of 2008. While we have no individual loan or other than temporary investment impairments and have not participated in sub-prime lending, we have experienced some credit losses and nonperforming assets have increased a nominal amount. We also anticipate continued strain on our loan portfolio for the foreseeable future as economic conditions deteriorate. While these are certainly challenging times, we are very optimistic about the future for Fox Chase Bank."

Total assets increased $73.8 million, or 9.1%, to $886.7 million at September 30, 2008, compared to $812.9 million at December 31, 2007. Loans increased $125.8 million from December 31, 2007 to September 30, 2008. Approximately $91.3 million of this increase was in commercial, commercial real estate and construction loans as we continue our strategic initiative to increase our commercial loan portfolio. The growth in loans was funded through the liquidation of $60.0 million in short-term auction rate bonds, the liquidation of $20.0 million of money market funds, increased Federal Home Loan Bank advances of $11.1 million and additional other borrowed funds of $15.0 million in the third quarter of 2008. The $35.3 million increase in mortgage related securities was funded by $40.0 million in Federal Home Loan Bank advances due to a leverage strategy implemented during the first quarter of 2008. Deposits increased $7.8 million, or 1.3%, from $585.6 million at December 31, 2007 to $593.4 million at September 30, 2008.

Net interest income increased $910,000, or 18.5%, and $2.1 million, or 15.4%, during the three and nine months ended September 30, 2008, respectively, compared to the same periods in 2007. The increases in net interest income were primarily due to the increase in loans. The Company's net interest margin was 2.79% for the three months ended September 30, 2008, compared to 2.48% for the three months ended June 30, 2008 and 2.72% for the comparable period in 2007. The increase from the June 30, 2008 quarter was primarily the result of a change in composition of average interest-earning assets to higher-yielding loans from lower-yielding investment securities, as well as the Bank utilizing borrowings with lower interest rates to fund higher-yielding commercial loans.

The Company recorded provisions for loan losses of $500,000 and $900,000 for the three and nine months ended September 30, 2008, respectively compared to $125,000 and $200,000 for the three and nine months ended September 30, 2007, respectively. The increase in the provision reflected loan growth, primarily in the commercial categories discussed previously, an increase in nonperforming and classified assets, and management increasing the loan loss reserve assumptions for its construction loan portfolio to reflect the challenging economic environment. Nonperforming assets totaled $1.9 million, or 0.21% of total assets, at September 30, 2008 compared to $1.5 million, or 0.17% of total assets, at June 30, 2008 and $819,000, or 0.10% of total assets, at December 31, 2007. Nonperforming assets increased $1.1 million during the nine months ended September 30, 2008, primarily due to one commercial loan secured by real estate and four residential loans, which became 90 days past due during the year. The Bank believes it is adequately secured on these loans. The allowance for loan losses at September 30, 2008 was 0.74% of total loans compared to 0.75% of total loans at December 31, 2007. The allowance for loan losses as a percentage of nonperforming loans was 228% at September 30, 2008 as compared to 412% at December 31, 2007.

Noninterest expense increased by $163,000, or 3.5%, and $842,000, or 6.2%, between the three and nine months ended September 30, 2008 and 2007, respectively. The increase for the three and nine month periods was primarily a result of increased salaries and benefits costs due to expense associated with final distributions from the Company's terminated pension plan (nine months only), expense associated with the awards granted under the Company's 2007 Equity Incentive Plan, costs associated with the opening of the Bank's West Chester, Pennsylvania branch in October 2007 as well as annual merit increases. These increases were offset by a decrease in professional fees due to litigation related matters in 2007 and lower levels of Sarbanes-Oxley compliance and audit related costs.

During the three and nine months ended September 30, 2008, the Company repurchased 93,991 and 222,891 shares of common stock, respectively, in conjunction with its stock repurchase program announced in February 2008 (the "February 2008 program"). There are 104,109 shares remaining to be repurchased under the February 2008 program and 327,000 shares remaining to be repurchased under the repurchase program announced in July 2008. The July 2008 program would be executed after completion of purchases related to the February 2008 program. Timing and volume of purchases will depend on market conditions and other factors. Repurchased shares will be held in treasury.

Fox Chase Bancorp, Inc. is the mid-tier stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank established in 1867. The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey. For more information, please visit the Bank's website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.



CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

                                                                  THREE MONTHS ENDED           NINE MONTHS ENDED
                                                                     SEPTEMBER 30,               SEPTEMBER 30,
                                                               --------------------------  ---------------------------
                                                                   2008          2007           2008         2007
                                                               -------------  -----------  -----------   -------------
   INTEREST INCOME
      Interest and fees on loans                                 $   8,106      $   6,746   $ 22,415      $ 18,338
      Interest on money market funds                                    --             --        521            --
      Interest on mortgage related securities                        3,138          1,657      9,248         5,187
      Interest on investment securities available-for-sale:
        Taxable                                                        121            905        876         1,813
        Non-taxable                                                    146            205        469           709
      Dividend income                                                   69             61        193           189
      Other interest income                                             17          1,019        124         3,970
                                                               -----------    -----------  ---------    ----------
            TOTAL INTEREST INCOME                                   11,597         10,593     33,846        30,206
                                                               -----------    -----------  ---------    ----------
   INTEREST EXPENSE
      Deposits                                                       4,345          5,309     14,004        15,322
      Federal Home Loan Bank advances                                1,230            375      3,380         1,111
      Other borrowed funds                                             203             --        567            --
                                                               -----------    -----------  ---------    ----------
            TOTAL INTEREST EXPENSE                                   5,778          5,684     17,951        16,433
                                                               -----------    -----------  ---------    ----------
            NET INTEREST INCOME                                      5,819          4,909     15,895        13,773

     Provision for loan losses                                         500            125        900           200
                                                               -----------    -----------  ---------    ----------
            NET INTEREST INCOME AFTER PROVISION
              FOR LOAN LOSSES                                        5,319          4,784     14,995        13,573
                                                               -----------    -----------  ---------    ----------

   NONINTEREST INCOME
      Service charges and other fee income                             218            204        633           623
      Net gain on sale of:
        Loans                                                            6             --         10            73
        Fixed assets                                                    --             --         --           874
        Securities available-for-sale                                   --             19        118            19
      Income on bank-owned life insurance                              114            111        338           327
      Other                                                             21             53         56           160
                                                               -----------    -----------  ---------    ----------
            TOTAL NONINTEREST INCOME                                   359            387      1,155         2,076
                                                               -----------    -----------  ---------    ----------

   NONINTEREST EXPENSE
      Salaries, benefits and other compensation                      2,928          2,485      8,790         7,154
      Occupancy expense                                                458            475      1,412         1,354
      Furniture and equipment expense                                  226            230        669           712
      Data processing costs                                            402            388      1,204         1,149
      Professional fees                                                285            460        863         1,445
      Marketing expense                                                117            152        337           449
      FDIC premiums                                                     26             20         81            62
      Other                                                            347            416      1,111         1,300
                                                               -----------    -----------  ---------    ----------
            TOTAL NONINTEREST EXPENSE                                4,789          4,626     14,467        13,625
                                                               -----------    -----------  ---------    ----------
            INCOME BEFORE INCOME TAXES                                 889            545      1,683         2,024
        Income tax provision                                           230             90        375           424
                                                               -----------    -----------  ---------    ----------
            NET INCOME                                           $     659      $     455   $  1,308      $  1,600
                                                               ===========    ===========  =========   ===========

Earnings per share:
Basic                                                            $    0.05      $    0.03   $   0.10      $   0.11
Diluted                                                          $    0.05      $    0.03   $   0.10      $   0.11


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

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, Except Share Data)
                                                                                SEPTEMBER 30,         DECEMBER 31,
                                                                                    2008                  2007
                                                                                -------------        --------------
                                                                                 (UNAUDITED)
ASSETS

Cash and due from banks                                                         $         382        $        3,307
Interest-earning demand deposits in other banks                                         6,100                 7,968
Money market funds                                                                         --                20,000
                                                                                -------------        --------------
     Total cash and cash equivalents                                                    6,482                31,275
Investment securities available-for-sale                                               23,805                91,159
Mortgage related securities available-for-sale                                        240,429               205,145
Loans, net of allowance for loan losses of $4,261 and $3,376
     at September 30, 2008 and December 31, 2007, respectively                        572,838               447,035
Federal Home Loan Bank stock, at cost                                                   8,961                 5,875
Bank-owned life insurance                                                              12,100                11,762
Premises and equipment                                                                 13,921                14,466
Accrued interest receivable                                                             3,452                 3,360
Mortgage servicing rights                                                                 955                 1,066
Deferred tax asset, net                                                                 1,641                   410
Other assets                                                                            2,090                 1,366
                                                                                -------------        --------------
     TOTAL ASSETS                                                               $     886,674        $      812,919
                                                                                =============        ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Deposits                                                                        $     593,398        $      585,560
Federal Home Loan Bank advances                                                       131,060                80,000
Other borrowed funds                                                                   35,000                20,000
Advances from borrowers for taxes and insurance                                         1,682                 2,374
Accrued interest payable                                                                  651                   504
Accrued expenses and other liabilities                                                  4,201                 2,110
                                                                                -------------        --------------
     TOTAL LIABILITIES                                                                765,992               690,548
                                                                                -------------        --------------

STOCKHOLDERS' EQUITY

Preferred stock ($.01 par value; 1,000,000 shares authorized,
     none issued and outstanding at September 30, 2008 or December 31, 2007)               --                    --
Common stock ($.01 par value; 35,000,000 shares authorized,
     14,679,750 shares issued; 14,129,859 and 14,352,750 shares outstanding
     at September 30, 2008 and December 31, 2007, respectively)                           147                   147
Additional paid-in capital                                                             63,213                62,909
Treasury stock (at cost, 549,891 and 327,000 shares at September 30, 2008 and
     December 31, 2007, respectively)                                                  (6,595)               (3,924)
Common stock acquired by benefit plans                                                 (7,915)               (8,732)
Retained earnings                                                                      72,783                71,475
Accumulated other comprehensive income (loss), net                                       (951)                  496
                                                                                -------------        --------------
     TOTAL STOCKHOLDERS' EQUITY                                                       120,682               122,371
                                                                                -------------        --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $     886,674        $      812,919
                                                                                =============        ==============


SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

                                                             SEPTEMBER 30,     DECEMBER 31,    SEPTEMBER 30,
                                                                  2008             2007            2007
                                                            ----------------- --------------- ----------------
CAPITAL RATIOS:
Total Stockholders' Equity (to Total Assets)(1)                  13.61%           15.05%           17.05%

Tier 1 capital (to adjusted assets) (2)                          11.20%           12.03%           12.98%
Tier 1 risk-based capital (to risk-weighted assets) (2)          18.72            21.78            23.30
Total risk-based capital (to risk-weighted assets) (2)           19.52            22.54            24.06

ASSET QUALITY INDICATORS:

Nonperforming loans (3)                                      $   1,871         $    819         $    521

Real estate owned                                                   --               --               --
                                                             ---------         --------         --------

Total nonperforming assets                                   $   1,871         $    819         $    521
                                                             =========         ========         ========

Ratio of nonperforming loans to total loans                       0.32%            0.18%            0.12%
                                                             =========         ========         ========

Ratio of nonperfomring loans to total assets                      0.21             0.10             0.07
                                                             =========         ========         ========

Ratio of allowance for loan losses to total loans                 0.74             0.75             0.74
                                                             =========         ========         ========

Ratio of allowance for loan losses to
    nonperforming loans                                            228%             412%             605%
                                                             =========         ========         ========


                                                                        AS OF SEPTEMBER 30, 2008
                                                            --------------------------------------------------
                                                               AMORTIZED          FAIR          UNREALIZED
                                                                 COST             VALUE         GAIN/(LOSS)
                                                            ----------------- --------------- ----------------

INVESTMENT AND MORTGAGE RELATED SECURITIES:
Private Label Residential Mortgage Related Security          $     930         $    488         $   (442)
Private Label Commercial Mortgage Related Securities            10,054            9,332             (722)
Agency Residential Mortgage Related Securities                 230,368          230,609              241
                                                             ---------         --------         --------

Total Mortgage Related Securities                              241,352          240,429             (923)

State and Political Subdivisions                                14,677           14,258             (419)
Corporate Bonds                                                  9,706            9,547             (159)
                                                             ---------         --------         --------
                                                                24,383           23,805             (578)

Total Securities                                             $ 265,735         $264,234         $ (1,501)
                                                             =========         ========         ========

(1) Represents stockholders' equity ratio of Fox Chase Bancorp, Inc.
(2) Represents capital ratios of Fox Chase Bank
(3) Includes nonaccruing loans and accruing loans past due 90 days or more

                                                                  AT AND FOR THE THREE MONTHS ENDED
                                                           -------------------------------------------------

                                                             SEPTEMBER 30,      JUNE 30,      SEPTEMBER 30,
                                                                 2008            2008            2007
                                                           ---------------- -------------- -----------------
PERFORMANCE RATIOS (3):
    Return on average assets                                    0.31%            0.14%           0.24%
    Return on average equity                                    2.18             0.99            1.44
    Net interest margin                                         2.79             2.48            2.72

OTHER:
    Book value per share                                     $  8.54          $  8.51         $  8.66
    Employees (full-time equivalents)                            139              138             139

(3) Annualized



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